SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported) March 31, 1998

                        CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

    Colorado                   0-8299              84-0691531
     (State  of                        (Commission           (IRS
Employer           Incorporation)               File      Number)
Identification
No.)



    2415    Midway    Suite    121,   Carrollton,    TX     75006
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:(972) 733-3005

Item 2.  Acquisition or Disposition of Assets

On March 31, 1998, the Registrant's wholly owned subsidiary, Third Planet Publishing, Inc. entered into a conditional contract with Alexander Mark Investments (USA), Inc. to sell all right, title and interest in the VideoTalk [TM] product for $7,002,056 payable by the issuance of common stock, preferred stock and a promissory note in the amount of $2,000,000. The contract is conditional on the approval of shareholders of Alexander Mark Investments (USA), Inc.



ITEM 7.   Exhibits

     (10)      Material Contracts
          a) VideoTalk Purchase Agreement


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CAMELOT CORPORATION


                              BY: /s/ Jeanette Fitzgerald
                                     Jeanette Fitzgerald
Date: April 14, 1998                      Vice President